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                         EXHIBIT 10(q)


                      EMPLOYMENT AGREEMENT
                      --------------------

This Agreement, dated as of November 11, 2002 by and between Daniel Hamburger ("Executive"), and DeVry Inc., a Delaware corporation and DeVry University, Inc., an Illinois corporation
(collectively, the "Company");

                      W I T N E S S E T H:
                      -------------------
WHEREAS, the Company wishes to obtain the future services of the Executive for the Company; and

WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to provide services hereunder; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Nature of Employment
          --------------------
The Company hereby employs Executive, and Executive agrees to accept such employment, during the Term of Employment (as defined in Section 3(a)), as Executive Vice President to undertake such duties and responsibilities, consistent with the authority, duties and obligations in respect of such executive positions as set forth in the By-laws of the Company. Executive will be accorded such authority, duties and obligations, and the prerogatives generally associated with such executive position, during the Term of Employment. Such duties will be performed at a location within 20 miles of Oakbrook Terrace, Illinois.

     2.   Extent of Employment
          --------------------
     (a) During the Term of Employment, the Executive shall perform his obligations hereunder faithfully and to the best of his ability, under the direction of the Board of Directors of the Company, and shall abide by the rules, customs and usages from time to time established by the Company.

     (b) During the Term of Employment, the Executive shall devote substantially all of his business time, energy and skill as may be reasonably necessary for the performance of his duties,

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responsibilities and obligations hereunder (except for vacation periods and reasonable periods of illness or other incapacity), consistent with past practices.

     (c) Nothing contained herein shall require Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority.

     3.   Term of Employment; Termination
          -------------------------------
     (a) The "Term of Employment" shall commence on the date hereof and shall continue through November 10, 2005; provided, that such term will be continued after November 10, 2005, until such time as either the Executive or the Company provides at least 180 days notice to the other of its decision not to continue such term, in which case, the Term of Employment will be terminated 180 days after the date of delivery of such notice. However, should the Executive's employment by the Company be earlier terminated pursuant to Sections 3(b) or 3(d), the Term of Employment shall end of the date of such earlier termination.

     (b) The Term of Employment may be terminated at any time by the Company; (i) upon the death of Executive; (ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, his duties here under for a continuous period of 180 days; or (iii) for Cause (as defined in Section 3(c)). Except as expressly provided in
Section 3(a) and this Section 3(b), the Company may not terminate the Term of Employment.

     (c) For the purposes of this Section 3, "Cause" shall mean any of the following: (i) Executive's conviction of any crime or criminal offense involving monies or other property or involving any felony, or (ii) Executive's conviction of fraud or embezzlement.

     (d) The Term of Employment may be terminated at any time by the Executive in the event: (i) Executive is not accorded the authority, duties, obligations and prerogatives set forth in
Section 1, (ii) the authority, duties, obligation and prerogatives of Executive are materially or substantially reduced, (iii) the Executive is not paid or reimbursed the

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amounts owed to Executive under this agreement after 10 days'
notice thereof to the Company, or (iv) the Company otherwise does not observe its obligations under this Agreement.

     (e) In the event that the Term of Employment is terminated by the Company for any reason or no reason, other than pursuant to Section 3(b)(iii) or as a result of retirement at 65 or more years of age, or (ii) is terminated by the Executive for any reason pursuant to Section 3(d), then the Company, effective immediately upon such termination or scheduled expiration date, will pay Executive an amount equal to the 12 times the Executive's monthly base salary at the time of termination. Such payment will be in addition to any other amounts otherwise owed by the Company to Executive. In the event of a "change of control" of the company, defined as a sale of substantially all of the company's assets or the acquisition by another entity of a majority of the company's common stock, and the Executive is subsequently terminated by the successor company, then any unvested stock options held by the Executive shall immediately vest, and the payment to the Executive on termination will be 24 times the Executive's monthly base salary, plus pro rated bonus, calculated based on the average of the previous 2 years' bonus payments.

     4.   Compensation
          ------------
During the Term of Employment, the Company shall pay to
Executive:

     (a) As base compensation for his services hereunder, in monthly installments, a base salary at a rate of $300,000 per annum. Such amounts shall be increased (but not decreased) annually as determined by the Board of Directors in its sole discretion.

     (b) An annual bonus as determined under the Executive's senior management incentive cash compensation program and approved by the Board of Directors.

     5.   Reimbursement of Expenses
          -------------------------
During the Term of Employment, the Company shall reimburse
Executive for documented travel, entertainment and other expenses reasonably incurred by Executive in connection with the performance of his duties hereunder and in accordance with the rules, customs and usages of the Company from time to time in effect.

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     6.   Benefits
          --------
During the term of Employment, the Executive shall be entitled to perquisites and benefits (including automobile, health, disability, pension and life insurance benefits consistent with past practice, or as increased from time to time) established from time to time, by the Board of Directors for senior managers of the Company.

     7.   Notice
          ------
Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows or to such other addressee or address as shall be set forth in a notice given in the same manner):

If to Executive:    Daniel Hamburger
                    590 South Avenue
                    Glencoe, IL 60022

If to Company:      DeVry Inc.
                    One Tower Lane, Suite 1000
                    Oakbrook Terrace, IL 60181

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

     8.   Executive's Representation
          --------------------------
Executive hereby warrants and represents to the Company that Executive is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of Executive's prior employment, which would be breached or violated by Executive's execution of this Agreement or by Executive's performance of his duties hereunder.

     9.   Validity
          --------
If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.


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     10.  Severability
          ------------
Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision hereof is unenforceable because of being overly broad in scope or duration than the court shall have the power to reduce the scope or duration of such provision, as the case may be and, in its reduced form, such provision shall then be enforceable.

     11.  Waiver of Breach; Specific Performance
          --------------------------------------
The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach by such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party (and third party beneficiaries) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     12.  Indemnity
          ---------
The Company shall indemnify and hold harmless Executive, and promptly reimburse Executive for any liabilities, damages, losses and expenses during and after the Term of Employment, arising from the services performed by the Executive for the Company, to the fullest amount provided by the Certificates of Incorporation and Bylaws of the Company.

     13.  Mitigation and Set-Off
          ----------------------
The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or

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otherwise.  The Company shall not be entitled to any set-off against the amounts payable by Company to Executive for any claims or other reason.

     14.  Assignment
          ----------
Neither the Executive nor the Company may assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. Nothing in this Section 14 will limit, however, Executive's rights or power to dispose of his property by will or limit the power or rights of any executor or any administrator, nor will it prevent the successor company in a "change of control" from being bound by and benefiting from the rights and duties of this agreement.

     15.  Amendment; Entire Agreement
          ---------------------------
This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter.

     16.  Litigation
          ----------
THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, SHALL BE INTERPOSED IN ANY ACTION HEREON. EXECUTIVE AND THE COMPANY AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN CHICAGO, ILLINOIS. EXECUTIVE AND THE COMPANY CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 16 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

EXECUTIVE:                              COMPANY:
                              DeVry Inc.
                              DeVry University, Inc.



________________________      By: ________________________
Print name: _____________     Its: _______________________